UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2018

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 25, 2018, BioHiTech Global, Inc. (the “Registrant”) and the Registrant’s wholly-owned subsidiary E.N.A. Renewables, LLC (“ENA”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to acquire 9.2% of the outstanding membership units (the “Units”) of Gold Medal Group, LLC (“GM Group”). Pursuant to the Purchase Agreement, ENA acquired the Units from two unrelated parties in consideration for 500,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). The Purchase Agreement contains customary provisions, including representations, warranties, indemnities and “piggyback” registration rights, and closed upon the satisfaction of customary closing conditions.

In connection with the Purchase Agreement, ENA entered into a Limited Liability Company Agreement (the “LLC Agreement”) of GM Group with GM Group’s other member. The LLC Agreement contains customary provisions regarding the governance of GM Group.

Also on January 25, 2018, ENA entered into a Letter Agreement (the “Option Agreement”) with GM Group. Pursuant to the Option Agreement, ENA may purchase up to 5,000,000 additional Units of GM Group at an aggregate purchase price of $5,000,000, provided that the Registrant’s Common Stock, if it is still publicly traded, is listed on the New York Stock Exchange, NYSE American, or the NASDAQ Stock Market (each, a “Qualified Exchange”). In the event that the Registrant’s Common Stock is not listed on a Qualified Exchange on any day after November 30, 2018, the Option Agreement also grants the other GM Group member the right to purchase all then-outstanding Units of GM Group that are owned by the Registrant or ENA.

ENA also entered into the Advisory Services Agreement (the “Advisory Agreement”) with Gold Medal Holdings, Inc. (“Holdings”). Pursuant to the Advisory Services Agreement, the Registrant will provide Holdings with advisory services relating to corporate development, strategic planning, operational and sales oversight and other general administrative and support services, as more particularly described within the Advisory Agreement. As consideration for providing these services, E.N.A. will be compensated with an annual advisory services fee equal to the greater of (i) $750,000 and (ii) 10% of Holdings’ annual ordinary earnings before interest, taxes, depreciation and amortization. The initial term of the Advisory Agreement is for one year.

On January 30, 2018, the Registrant issued a press release announcing the transaction with GM Group. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description of the terms and conditions of the Purchase Agreement is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information required to be disclosed in this Item 2.01 is incorporated herein by reference from Item 1.01.

Item 3.02.    Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The Common Stock described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Membership Interest Purchase Agreement
99.1	Press Release dated January 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer & Treasurer